Exhibit 10.1

REDEMPTION AGREEMENT

This REDEMPTION AGREEMENT (this "Agreement") is made and entered into on the 4th day of September 2009, by and between Safeland Storage, L.L.C., a Louisiana limited liability company (the "Company"), and Blackwater Midstream Corp., a Nevada corporation ("Seller").

WITNESSETH:

WHEREAS, the Seller is the record and beneficial owner of 70,000 Class A Units of the Company (the "Transferred Units");

WHEREAS, the Company desires to redeem, and the Seller desires to sell, the Transferred Units, at the price and subject to the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, and with the foregoing recitals incorporated herein, the parties hereby agree as follows:

ARTICLE 1
REDEMPTION AND SALE OF TRANSFERRED UNITS

Section 1.1 Redemption and Sale. Subject to the terms and conditions of this Agreement, Seller hereby sells, conveys, assigns, transfers and delivers to the Company, and the Company hereby purchases, acquires, redeems and accepts the Transferred Units from Seller, free and clear of all liens, claims, pledges, encumbrances and adverse rights or interests whatsoever (collectively, "Encumbrances"), except for those transfer restrictions contained in the Amended and Restated Operating Agreement of the Company dated June 26, 2008 (the "Operating Agreement").

Section 1.2 Purchase Price. The consideration for the Transferred Units shall be $325,000 (the "Purchase Price").

Section 13 Closing. The closing of the sale and purchase of the Transferred Units contemplated hereby (the "Closing") shall take place contemporaneously with the execution and delivery of this Agreement at the offices of the Company's counsel, located at 8555 United Plaza Boulevard, Suite 500, Baton Rouge, Louisiana, 70809, or such other place as the parties may agree.

Section 1.4 Deliveries at the Closing. At the Closing:

(a) The Company shall deliver or cause to be delivered to Seller:

(i) The Purchase Price in immediately available funds by wire transfer to the account previously designated by Seller in writing; and

(ii) a true, correct and complete copy of resolutions duly adopted by the Board of Managers and all of the members (other than Seller) of the Company, authorizing and approving the transactions contemplated hereby, certified by the Company's Chairman of the Board of Managers, which resolutions have not been amended, modified or rescinded, are in full force and effect in the form adopted and are the only resolutions adopted by the Board of Managers and members of the Company relating to the transactions contemplated hereby.

(b) Seller shall deliver to the Company:

(i) certificates evidencing the Transferred Units owned by Seller, duly endorsed in blank or accompanied by a duly executed unit power; and

(ii) a true, correct and complete copy of resolutions duly adopted by the Board of Directors of Seller, authorizing and approving the transactions contemplated hereby, certified by Seller's Secretary, which resolutions have not been amended, modified or rescinded, are in full force and effect in the form adopted and are the only resolutions adopted by the Board of Directors of Seller relating to the transactions contemplated hereby.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

Section 2.1 Representations and Warranties of Seller. Seller represents and warrants to the Company as follows:

(a)Authority and Enforceability. Seller has all necessary power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms.

(b)No Conflicts. Neither the execution and delivery of this Agreement by Seller, nor the consummation by Seller of the transactions contemplated hereby, conflict with or result in a breach or default under the articles of incorporation or bylaws of Seller, or any loan, note or other agreement or obligation to which Seller is a party or otherwise bound or subject, or any law, rule or regulation of any governmental agency or authority applicable to Seller or the transactions contemplated hereby.

(c) No Consent. No consent or approval of any third party is required in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby.

(d) Ownership. Seller is the lawful record and beneficial owner and has good and marketable title to the Transferred Units, free and clear of all Encumbrances. The delivery to the Company of the Transferred Units pursuant to this Agreement will transfer to the Company valid legal and beneficial title to the Transferred Units, free and clear of all Transfer Restrictions.

(e)No Litigation. There is no action, arbitration, mediation, audit, hearing, investigation, litigation, proceeding or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, whether public or private) pending or in effect or, to the knowledge of Seller, threatened against or relating to, or that could reasonably be expected to affect, the Transferred Units or the consummation of the transactions contemplated hereby.

(f)No Improper or Unknown Actions. Seller has not taken or caused to be taken any actions on its behalf or on behalf of the Company which would result in a violation or breach of the Operating Agreement or the Louisiana Limited Liability Company Act, Section 1301, et seq.

(g)No Further Interest. Seller acknowledges and agrees that upon receipt of the Purchase Price and the other documents to be delivered at Closing, it shall have no further interest in or rights to the business, assets or properties of the Company, and no further right to any return of Seller's capital contribution to the Company.

(h)Tax Liability. Seller has reviewed with Seller's own tax advisors the federal, state, local and foreign tax consequences of the transaction contemplated by this Agreement. Seller relies solely on such advisors and not on any statements or representations of the Company or any of their agents for the federal, state, local and foreign tax consequences to Seller that may result from the transaction contemplated by this Agreement.

(i) Interested Parties. Seller acknowledges that the Company has been and continues to be engaged in the solicitation of and negotiation with third parties in furtherance of effectuating a sale of the Company or all or substantially all of the Company's assets (a "Sale Transaction").

Section 2.2 Representations and Warranties of the Company. The Company hereby represents and warrants to Seller as follows:

(a)Authority and Enforceability. The Company has all necessary power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

(b)No Conflicts. Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, conflict with or result in a breach or default under any loan, note or other agreement or obligation to which the Company is a party or otherwise bound or subject, or any law, rule or regulation of any governmental agency or authority applicable to the Company or the transactions contemplated hereby.

(c) No Consent. No consent or approval of any third party is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby.

ARTICLE 3
MISCELLANEOUS

Section 3.1 Releases.

(a)By Seller. In consideration of the agreements contained herein, Seller hereby releases, discharges and acquits the Company, its successors and assigns, and all of the Company's affiliates, members, members' affiliates, directors, managers, officers, employees, agents and attorneys, from all actions, causes of action, suits, debts, sums of money, bills, covenants, contracts, claims, demands, controversies, agreements, promises, damages or judgments whatsoever, including without limitation claims for attorneys' fees, in law or equity, against the Company which Seller, its successors and assigns, ever had, now have or may have arising out of or related to Seller's ownership of the Transferred Shares or interest as a member of the Company or otherwise, including the consummation of a Sale Transaction, for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement; provided, however, that notwithstanding anything in this Section 3.1(a) to the contrary, Seller is not herewith releasing any future claims it may have arising out of or related to the Company's breach of any of its representations, warranties or covenants contained in this Agreement.

(b)By Company. In consideration of the agreements contained herein, the Company hereby releases, discharges and acquits Seller, its successors and assigns, and all of the Seller's affiliates, members, members' affiliates, directors, managers, officers, employees, agents and attorneys, from all actions, causes of action, suits, debts, sums of money, bills, covenants, contracts, claims, demands, controversies, agreements, promises, damages or judgments whatsoever, including without limitation claims for attorneys' fees, in law or equity, against Seller which the Company its successors and assigns, ever had, now have or may have arising out of or related to Seller's ownership of the Transferred Shares or interest as a member of the Company or otherwise, for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement; provided, however, that notwithstanding anything in this Section 3.1(b) to the contrary, the Company is not herewith releasing any future claims it may have arising out of or related to Seller's breach of any of its representations, warranties or covenants contained in this Agreement.

Section 3.2 Severability. If any provision of this Agreement is declared by a court to be invalid or unenforceable in any jurisdiction, the provision shall be ineffective in such jurisdiction only to the extent of such invalidity or unenforceability. Such invalidity or unenforceability shall not affect either the balance of such provision, to the extent it is not invalid or unenforceable, or the remaining provisions of this Agreement, nor shall such invalidity or unenforceability render invalid or unenforceable such provision in any other jurisdiction.

Section 3.3 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and undertakings, both written and oral, with respect to the subject matter hereof.

Section 3.4 Successors; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors, donees, heirs, legatees and permitted transferees and assignees. Neither this Agreement nor any interest herein may directly or indirectly be transferred or assigned by any party, in whole or in part, without the prior written consent of the other party.

Section 3.5 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by both of the parties.

Section 3.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

Section 3.7 Governing Law, This Agreement shall be governed by and construed under the laws of the State of Louisiana without regard to the conflicts of law principles thereof.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

SELLER:

BLACKWATER MIDSTREAM CORP.

By: /s/ Michael D. Suder
Name: Michael D. Suder
Title: Chief Executive Officer

COMPANY:

SAFELAND STORAGE, L.L.C.

By: /s/ Paul Beaullieu
Name: Paul Beaullieu
Title: Chairman